Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors of PACCAR Inc, a Delaware corporation (the “Company”), hereby severally constitute and appoint M. C. Pigott as our true and lawful attorney-in-fact, with full power to sign for us and in our names in our capacity as directors, an amendment to the registration statement on Form S-8 in connection with the PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and hereby ratify and confirm our signatures as they may be signed by our attorney-in-fact to the amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of this 25th day of April 2023.

/s/ A. J. Carnwath	/s/ C. A. Niekamp
A. J. Carnwath Director, PACCAR Inc	C. A. Niekamp Director, PACCAR Inc

/s/ F. L. Feder	/s/ J. M. Pigott
F. L. Feder Director, PACCAR Inc	J. M. Pigott Director, PACCAR Inc

/s/ R. P. Feight	/s/ G. Ramaswamy
R. P. Feight Director, PACCAR Inc	G. Ramaswamy Director, PACCAR Inc

/s/ K. S. Hachigian	/s/ M. A. Schulz
K. S. Hachigian Director, PACCAR Inc	M. A. Schulz Director, PACCAR Inc

/s/ B. B. Hulit	/s/ G. M. E. Spierkel
B. B. Hulit Director, PACCAR Inc	G. M. E. Spierkel Director, PACCAR Inc

/s/ R. C. McGeary
R. C. McGeary Director, PACCAR Inc